Exhibit 32.2


                    Certification of Chief Financial Officer
            Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002


The undersigned, the Chief Financial Officer of MFA Mortgage Investments, Inc. (the "Company"), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K"), filed herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


By:        /s/ William S. Gorin                 Dated: February 5, 2004
           -------------------
           William S. Gorin
Title:     Executive Vice President and
           Chief Financial Officer